UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

__________________________________

CAREPAYMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505

(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As reported on its Current Report on Form 8-K filed on January 4, 2013, CarePayment Technologies, Inc., an Oregon corporation (the "Company"), mailed a Notice of Redemption (the "Notice") to the holders of its Series D Convertible Preferred Stock (the "Series D Preferred") on December 28, 2012. The Notice informed each holder of the Series D Preferred that, pursuant to the provisions of the Company's Second Amended and Restated Certificate of Designation for the Series D Preferred (the "Certificate of Designation"), the Company would redeem all outstanding shares of Series D Preferred on January 31, 2013 (the "Redemption Date") at a redemption price of $11.38 per share, which was calculated pursuant to the Certificate of Designation as the sum of $10.00 plus all cumulative unpaid dividends as of January 1, 2013.

Pursuant to the Certificate of Designation, each holder of the Series D Preferred had the option to convert his, her or its shares of Series D Preferred into shares of the Company's Class A Common Stock, no par value per share (the "Class A Common"), at any time before 5:00 p.m., Pacific Time, on the Redemption Date pursuant to the conversion formula set forth in the Certificate of Designation. As of January 31, 2013, all previously issued and outstanding shares of Series D Preferred have been converted into shares of Class A Common pursuant to notices to convert properly delivered to the Company by the holders of the Series D Preferred (collectively, the "Conversions"). Accordingly, the Company did not redeem any shares of Series D Preferred on the Redemption Date and, as of January 31, 2013, no shares of Series D Preferred remain issued and outstanding.

The Company previously disclosed in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that, if the Company failed to redeem the Series D Preferred by the Redemption Date, the holders of the Series D Preferred would have the right to exchange (the "Exchange Right") their shares of Series D Preferred for up to a 99% ownership interest in CP Technologies, LLC, an Oregon limited liability company ("CP Technologies"), which is the Company's operating subsidiary. As previously disclosed, the exercise of the Exchange Right would have had a material adverse effect on the Company because most of the Company's revenues are generated by CP Technologies' operations. As a result of the Conversions, the Exchange Right no longer exists and, therefore, the Company no longer faces any risk relating to exercise of the Exhange Right by the holders of the Series D Preferred if the Company failed to redeem the Series D Preferred.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: February 6, 2013	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer